                                                                   Exhibit 10.23


                              EMPLOYMENT AGREEMENT
                              --------------------

                  Agreement made and entered into this 18th day of October, 1999 (the "Effective Date"), by and among General Cable Corporation, a Delaware corporation (the "Company") and Christopher F. Virgulak (the "Executive").

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, the Executive and the Company are parties to an employment agreement effective as of May 13, 1997, which is currently in effect (the "Employment Arrangement"); and

                  WHEREAS, effective upon the Effective Date it is intended that the Employment Arrangement be terminated and that this Agreement become effective;

                  NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

                  1. Term of Employment.
                    --------------------

                  Commencing on the Effective Date, the Company shall employ the Executive, and the Executive shall continue employment and shall serve the Company, in such capacities, with such duties and authority, for such period, at such level of compensation and with such benefits, and upon such other terms and subject to such other conditions, as are hereinafter set forth. The term of the Executive's employment hereunder shall commence on the Effective Date and, unless previously terminated as provided herein, shall continue until the third anniversary of the Effective Date (the "Employment Period"); PROVIDED, HOWEVER, that commencing on the second anniversary of the Effective Date and each anniversary thereafter, the Employment Period shall automatically be extended for one additional year unless not later than one hundred twenty (120) days prior to such anniversary, the Company or the Executive shall have given written notice to the other not to extend the Employment Period.

                  2. Capacities, Duties and Authority.
                     ---------------------------------

                  (a) Effective on the Effective Date and throughout the Employment Period, the Executive shall be entitled to serve as, Executive Vice President and Chief Financial Officer of the Company, GK Technologies, Incorporated, a New Jersey corporation ("GK"), BICC General Cable Industries, Inc., a Delaware corporation ("BICC General"), and such other affiliates of the Company, GK or BICC General as the Board of Directors of the Company (the "Company's Board") shall request. The Company, GK, BICC General and such other affiliates are hereinafter referred to collectively as the "Group."

                  (b) In his capacity as Executive Vice President and Chief Financial Officer of each of the members of the Group, the Executive shall have such authority, perform such duties, discharge such responsibilities and render such services as are customary to and consistent with such positions, subject to the authority and direction of the relevant board of directors.

                  (c) The Executive shall render his services diligently, faithfully and to the best of his ability, devoting thereto his entire business time, energy and skills on an exclusive basis and, without the prior written consent of the Company's Chief Executive Officer, the Executive shall not render services to or for the account of any person, firm or corporation other than a member of the Group.

                  3. Compensation.
                     -------------

                  (a) The Executive shall be paid a base salary during the Employment Period at the annual rate of Two Hundred Fifty Thousand Dollars ($250,000), payable in accordance with the regular payroll practices of the Company. The Compensation Committee of the Company's Board (the "Compensation Committee") shall annually review the Executive's performance and determine, in its sole discretion, whether or not to increase the Executive's base salary and, if so, the amount of such increase. The Executive's base salary as in effect from time to time is hereinafter referred to as the "Base Salary."

                  (b) The Executive shall be entitled to participate in the General Cable Corporation 1999 Incentive Bonus Program and any performance-based annual bonus program for senior executives of the Company for fiscal years after 1999 (a "Future Bonus Plan") on such terms and conditions as determined in the discretion of the Compensation Committee.

                  4. Employee Benefit Programs.
                     --------------------------

                  (a) During the Employment Period, the Executive shall be entitled to vacation generally made available to executive personnel of the Group and to participate in and have the benefit of all group life, disability, hospital, surgical and major medical insurance plans and programs and other employee benefit plans and programs as generally are made available to executive personnel of the Group, as such benefit plans or programs may be amended in the sole discretion of the Group members and with the concurrence of the Compensation Committee, from time to time.

                  (b) During the Employment Period, the Executive shall be entitled to receive or participate in fringe benefit arrangements that provide tax services and financial planning in accordance with the terms and conditions of such arrangements as may be in effect from time to time.

                  5. Stock Options
                     -------------

                  The Company has adopted, and the stockholders of the Company have approved the adoption of, the General Cable Corporation Stock Incentive Plan (the "Stock Incentive Plan"). The Executive shall be eligible to receive grants under the Stock Incentive Plan during the Employment Period as determined by the Compensation Committee of the Company's Board in its sole discretion.

                  6. Restricted Stock and Other Stock Awards
                     ---------------------------------------

                  During the Employment Period, the Executive shall be eligible to receive grants of restricted stock and other stock awards ("Stock Awards") in such amounts and subject to such terms as determined by the Compensation Committee of the Company's Board in its sole discretion.

                  7. Termination of Employment.
                     --------------------------

                  (a) The Executive's employment hereunder shall terminate:

                      (i) upon the death of the Executive;

                      (ii) upon the Disability of the Executive, which for
                  the purposes of this Agreement shall mean his inability because of physical or mental illness or incapacity, whether partial or total, with or without accommodation, to perform his duties under this Agreement, as determined by the Company's Board, after review of such reports of physicians of recognized standing in the medical community in the Cincinnati, Ohio metropolitan area as the Company's Board (or a special committee thereof) selects, for a continuous period of at least four (4) months or for an aggregate of one hundred fifty (150) days within any twelve (12) month period; or

                           (iii) at the option of the Company, exercisable by or
                  upon the authority of the Company's Chief Executive Officer and effective immediately upon the giving by the Company to the Executive of written notice of such exercise, for "Cause," which, for purposes of this Agreement, shall mean:

                  (A) the gross neglect or willful failure by the Executive to perform his duties and responsibilities in all material respects as set forth in Paragraph 2 hereof, after a written demand for substantial performance is delivered to the Executive by the Company's Chief Executive Officer, which demand specifically identifies the manner in which the Company's Chief Executive Officer believes that the Executive has not so performed his duties;

                  (B) any act of fraud by the Executive, whether relating to the Group or otherwise;

                  (C) the conviction or entry into a plea of NOLO CONTENDERE by the Executive with respect to any felony or misdemeanor (other than a traffic offense which does not result in imprisonment);

                  (D) the commission by the Executive of any willful or intentional act (including any violation of law) which materially injures the reputation or materially adversely affects the business or business relationships of the Group; or

                  (E) any willful failure or willful breach (not covered by any of clauses (A) through (D) above) of any of the material obligations of this Agreement, if such breach is not cured within 10 days after written notice thereof to the Executive by the Company's Chief Executive Officer;

For purposes of clauses (A), (D) and (E) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Group.

                           (iv) at the option of the Company, for a reason other
                  than Disability or Cause, effective immediately upon the giving of written notice of such exercise;

                           (v) at the option of the Executive, effective ten
                  (10) business days after the giving of written notice of such exercise by the Executive to the Company (or such shorter period as the Company's Chief Executive Officer may elect by giving written notice to the Executive), in the event that the Executive has Good Reason, which for purposes of this Agreement shall mean the occurrence at any time of any of the following without the Executive's prior written consent:

                  (A) removal from the position of Executive Vice President and Chief Financial Officer with respect to the Company or any of its significant subsidiaries (as defined in Regulation S-X under the Securities Exchange Act of 1934);

                  (B) the assignment of duties or responsibilities materially inconsistent with those customarily associated with the positions held by the Executive or a diminution of the Executive's position, authority, duties or responsibilities (other than an isolated action that is not taken in bad faith and is remedied by the Company promptly after receipt of written notice thereof from the Executive);

                  (C) except as provided in Paragraph 7(d), a reduction in the Executive's Base Salary payable pursuant to Paragraph 3(a) hereof or a material reduction in any other material benefit provided the Executive hereunder; or

                  (D) notice by the Company, as set forth in Paragraph 1(a) hereof, not to extend the Employment Period; or

                  (E) the failure by the Company to obtain an agreement from any successor to assume and agree to perform this Agreement; or

                  (F) any willful failure or willful breach by the Company (not covered by any of clauses (A) through (E) above) of any of the material obligations of this Agreement, if such breach is not cured within 10 days after written notice thereof by the Executive to the Company's Chief Executive Officer;

For purposes of clause (F) of this definition, no act, or failure to act, on the Company's part shall be deemed "willful" unless done, or omitted to be done, by the Company not in good faith and without reasonable belief that the Company's act, or failure to act, was in the best interest of the Group.

                           (vi) at the option of the Executive, for a reason
                  other than Good Reason, effective upon 30 days of the giving of written notice of such exercise.

                  (b) OBLIGATIONS OF THE COMPANY UPON TERMINATION OF EMPLOYMENT.

                           (i) DEATH. In the event of the Executive's death
                  during the Employment Period, the Employment Period shall end as of the date of the Executive's death and his estate and/or beneficiaries, as the case may be, shall be entitled to the following, as soon as practicable following the date of Executive's death:

                  (A) Base Salary earned but not paid prior to the date of his death;

                  (B) payment for all accrued but unused vacation time up to the date of his death;

                  (C) payment for any bonus deferred for any year prior to the year in which occurs the date of his death;

                  (D) the 1999 Incentive Bonus or any bonus payable pursuant to any Future Bonus Plan, to the extent earned but not paid with respect to the year in which the Executive's death occurs;

                  (E) a pro rata portion (based on the number of days worked) of the bonus payable under the 1999 Incentive Bonus Plan or any Future Bonus Plan in effect for the year in which the Executive's death occurs; PROVIDED, HOWEVER, that the performance goals established under the applicable program with respect to the entire year in which the Executive's death occurs are met;

                  (F) immediate vesting of and lapsing of restrictions on all unvested Stock Awards held by the Executive on the date of his death;

                  (G) immediate vesting of all Company stock options held by the Executive on the date of his death, with such options remaining exercisable for twelve months from the date of the Executive's death; and

                  (H) such additional benefits as may be provided by the then existing plans, programs and/or arrangements of the Company.

                           (ii) DISABILITY. If the Executive's employment is
                  terminated due to Disability during the Employment Period, either by the Company or by the Executive, the Employment Period shall end as of the date of the termination of the Executive's employment and the Executive shall be entitled to the following, as soon as practicable following the date of termination:

                  (A) Base Salary earned but not paid prior to the date of the termination of the Executive's employment;

                  (B) payment for all accrued but unused vacation time up to the date of the termination of the Executive's employment;

                  (C) payment for any bonus deferred for any year prior to the year in which occurs the date of the termination of the Executive's employment;

                  (D) the 1999 Incentive Bonus or any bonus payable pursuant to any Future Bonus Plans, to the extent earned but not paid with respect to the year in which the Executive's termination of employment occurs;

                  (E) a pro rata portion (based on the number of days worked) of the bonus payable under the 1999 Incentive Bonus Plan or any Future Bonus Plan in effect for the year in which the Executive's termination of employment occurs; PROVIDED, HOWEVER, that the performance goals established under the applicable program with respect to the entire year in which the Executive's termination of employment occurs are met;

                  (F) immediate vesting of and lapsing of restrictions on all unvested Stock Awards held by the Executive on the date of his Disability;

                  (G) immediate vesting of all Company stock options held by the Executive on the date of his Disability, with such options remaining exercisable for twelve months from the date of the Executive's Disability; and

                  (H) such additional benefits as may be provided by the then existing plans, programs and/or arrangements of the Company.

                           (iii) CAUSE. If the Company terminates the
                  Executive's employment for Cause, the Executive shall be entitled to the following, within 60 days following the date of termination:

                           (A) Base Salary earned but not paid prior to the date of the termination of his employment;

                           (B) payment for all accrued but unused vacation time up to the date of the termination of the Executive's employment;

                           (C) payment for any bonus deferred for any year prior to the year in which occurs the date of the termination of the Executive's employment; and

                           (D) such additional benefits as may be provided by the then existing plans, programs and/or arrangements of the Company.

                           (iv) WITHOUT CAUSE OR WITH GOOD REASON. If the
                  Executive's employment is terminated by the Company (other than for Cause or Disability) or if the Executive terminates his employment with Good Reason, the Employment Period shall end as of the effective date of termination and the Executive shall be entitled to the following, within 10 business days following the date of termination or such earlier date as may be required by law:

                  (A) Base Salary earned but not paid prior to the date of the termination of his employment;

                  (B) payment for all accrued but unused vacation time up to the date of the termination of the Executive's employment;

                  (C) payment for any bonus deferred for any year prior to the year in which occurs the date of the termination of the Executive's employment;

                  (D) the 1999 Incentive Bonus or any bonus payable pursuant to any Future Bonus Plan, to the extent earned but not paid with respect to the year in which the Executive's termination of employment occurs;

                  (E) a lump sum amount equal to two times the sum of (x) the Base Salary (based on the Base Salary in effect on the date of the termination of the Executive's employment, and in the case of a termination of employment by the Executive for Good Reason due to a reduction in Base Salary under Paragraph 6(a)(v)(C), based on the Base Salary in effect immediately prior to such reduction) plus (y) the target annual bonus under the 1999 Incentive Bonus Plan or any Future Bonus Plan, as the case may be, for the year of termination;

                  (F) immediate vesting of and lapsing of restrictions on all unvested Stock Awards held by the Executive on the date of the termination of his employment;

                  (G) immediate vesting of all Company stock options held by the Executive on the date of the termination of his employment, with all stock options remaining exercisable until their expiration pursuant to the Stock Incentive Plan;

                  (H) continued participation, as if he were still an employee, in the Company's medical, dental, hospitalization and life insurance plans, programs and/or arrangements in which he was participating on the date of the termination of his employment on the same terms and conditions as other executives under such plans, programs and/or arrangements until the earlier of two years from the date of the Executive's termination or the date, or dates, he receives equivalent coverage and benefits under the plans, programs and/or arrangements of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage or benefit-by-benefit basis); and

                  (I) such additional benefits as may be provided by the then existing plans, programs and/or arrangements of the Company (other than any severance payments payable under the terms of any benefit plan), including outplacement services consistent with the Company's then existing practice for senior executives or, if there is no such then existing practice, consistent with the Company's past practice for senior executives.

                           (v) WITHOUT GOOD REASON. If the Executive's
                  employment is terminated by the Executive without Good Reason, the Executive shall be entitled to the following, within 60 days following the date of termination or such earlier date as may be required by law:

                  (A) Base Salary earned but not paid prior to the date of the termination of his employment;

                  (B) payment for all accrued but unused vacation time up to the date of the termination of the Executive's employment;

                  (C) payment for any bonus deferred for any year prior to the year in which occurs the date of the termination of the Executive's employment;

                  (D) such additional benefits as may be provided by the then existing plans, programs and/or arrangements of the Company.

                  (c) Any payment under Paragraph 7(b) hereof shall be in lieu of any other severance, bonus or other payments to which the Executive might then be entitled pursuant to this Agreement or any statutory or common law claim, subject, in each case, to the execution by the Executive and delivery to the Company of a customary release of all claims related to his employment or termination thereof in a form to be provided by the Company. The Company's obligations to make the payments under Paragraph 7(b) hereof, except in the case of a termination for Cause, shall not otherwise be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company or any member of the Group may have against the Executive. The Executive acknowledges and agrees that in the event the parties dispute whether the Executive shall be entitled to the payment hereunder, such payment shall not be deemed to be earned or otherwise vest hereunder until such time as the dispute is resolved in accordance with Paragraph 11(c) hereof.

                  (d) Notwithstanding anything to the contrary herein, if the Company's Chief Executive Officer has reason to believe that there are circumstances which, if substantiated, would constitute Cause as defined herein, the Company may suspend the Executive from employment without notice for such period of time as shall be reasonably necessary for the Company's Chief Executive Officer to ascertain whether such circumstances are substantiated. During such suspension, the Executive shall continue to be paid all compensation and provided all benefits hereunder; provided, however, that if the Executive has been indicted or otherwise formally charged by governmental authorities with any felony, the Company's Chief Executive Officer may in its sole discretion, and without limiting the Company's President's discretion to terminate the Executive's employment for Cause, suspend the Executive without continuation of any compensation or benefits hereunder, pending final disposition of such criminal charge(s). Upon receiving notice of any such suspension, the Executive shall promptly leave the premises of the Company and remain off such premises and the premises of all other Group members until further notice from the Company's Chief Executive Officer.

                  8. Negative Covenants of the Executive.
                     ------------------------------------

                  (a) During the Employment Period and for a period of one and a half (1.5) years thereafter, the Executive will not, directly or indirectly:

                           (i) solicit, entice, persuade or induce any employee,
                  director, officer, associate, consultant, agent or independent contractor of the Group to terminate his or her employment or engagement by the Group to become employed or engaged by any person, firm, corporation or other business enterprise other than a member of the Group, except in furtherance of his responsibility during the Employment Period; or

                           (ii) authorize or assist in the taking of such action
                  by any third party.

For purposes of this Paragraph 8(a), the terms "employee," "director," "officer," "associate," "consultant," "agent," and "independent contractor" shall include any person with such status at any time during the twelve (12) months prior to the termination of the Executive's employment and for one and a half (1.5) years following the Executive's termination of employment. The Executive shall not be deemed to have violated the provisions of this Paragraph 8(a) by reason of an isolated act, or failure to act, not taken in bad faith.

                  (b) During the Employment Period and for a period of one and a half (1.5) years thereafter, the Executive will not, directly or indirectly, engage, participate, make any financial investment in, or become employed by or render advisory or other services to or for any person, firm, corporation or other business enterprise (the "Competing Enterprise") which is engaged, directly or indirectly, during the Employment Period or at the time of Executive's termination of employment, as the case may be, in competition with the Group in (i) the development, design, manufacture, marketing or distribution of wire and cable or (ii) any other business activities of the Group accounting for more than 10% of its net sales in the most recently completed fiscal year or reasonably expected to do so in the current fiscal year, in the United States and in any foreign jurisdiction in which the Group operates or, at the end of Employment Period, proposes to operate; provided, in either case, that the competitive businesses of the Competing Enterprise account for more than 10% of the net sales of the Competing Enterprise for its most recently completed fiscal year and the Executive does not work or consult in such competitive business. The foregoing covenant shall not be construed to preclude the Executive from making any investments in the securities of any company, whether or not engaged in competition with the Group, to the extent that such securities are actively traded on a national securities exchange or in the over-the-counter market in the United States or any foreign securities exchange and, after giving effect to such investment, the Executive does not beneficially own securities representing more than 1% of the combined voting power of the voting securities of such company.

                  (c) During the Employment Period and thereafter without limit as to time, the Executive will not (other than in the regular course and in furtherance of the Group's business) divulge, furnish or make available to any person any knowledge or information with respect to the business or affairs of the Group which is confidential, including, without limitation, "know-how," trade secrets, customer and supplier lists, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition or disposition plans, new personnel employment plans, methods of manufacture, technical processes, designs and design projects, inventions and research projects and financial budgets and forecasts of the Group except (1) information which at the time is available to others in the business or generally known to the public other than as a result of disclosure by the Executive not permitted hereunder, and (2) when required to do so by a court of competent jurisdiction, by any governmental agency or by any administrative body or legislative body (including a committee thereof) with purported or apparent jurisdiction to order the Executive to divulge, disclose or make accessible such information. All memoranda, notes, lists, records, electronically stored data, recordings or videotapes and other documents (and all copies thereof) made or compiled by the Executive or made available to the Executive (whether during his employment by the Group or by any predecessor thereof) concerning the business of the Group or any predecessor thereof shall be the property of the Company or such other member of the Group and shall be delivered to the Company or such other member of the Group promptly upon the termination of the Employment Period.

                  (d) The Executive acknowledges that all developments, including, without limitation, inventions, patentable or otherwise, trade secrets, discoveries, improvements, ideas and writings that alone or jointly with others the Executive may conceive, make, develop or acquire during the period of his employment by the Group and any predecessor thereof (collectively, the "Developments"), are and shall remain the sole and exclusive property of the Group and the Executive hereby assigns to the Group all of his right, title and interest in all such Developments. The Executive shall promptly and fully disclose all future Developments to the Company's Board, and, at any time upon request and at the expense of the Company, shall execute, acknowledge and deliver to the Group all instruments that the Group shall prepare, give evidence, and take all other actions that are necessary or desirable in the reasonable opinion of the Company's counsel, to enable the Group to file and prosecute applications for and to acquire, maintain and enforce all letters patent, trademark registrations or copyrights covering the Developments in all countries in which the same are deemed necessary.

                  (e) The Executive acknowledges that the services to be rendered by the Executive are of a special, unique and extraordinary character and, in connection with such services, the Executive will have access to confidential information vital to the Group's business and that irreparable injury would be sustained by the Group in the event of his breach of any of the covenants contained in this Paragraph 8, which injury could not be remedied adequately by the recovery of damages in an action at law. Accordingly, the Executive agrees that, upon a breach or threatened breach by him of any of such covenants, the Company and, to the extent appropriate, any other member of the Group shall be entitled, in addition to and not in lieu of any and all other remedies, to an injunction to be issued by any court of competent jurisdiction restraining the commission or continuance of any such breach or threatened breach upon minimal bond, with or without surety, and that such an injunction will not work an undue hardship on him.

                  (f) The provisions of this Paragraph 8 shall survive the termination of this Agreement, irrespective of the reasons therefor.

                  (g) If any court determines that any of the provisions of this Paragraph 8 is invalid or unenforceable, the remainder of such provisions shall not thereby be affected and shall be given full effect without regard to the invalid provisions. If any court construes any of the provisions of this Paragraph 8, or any part thereof, to be unreasonable because of the duration of such provision or the geographic scope thereof, such court shall have the power to reduce the duration or restrict the geographic scope of such provision and to enforce such provision as so reduced or restricted.

                  9. Reimbursement of Business Expense.
                     ----------------------------------

                     During the Employment Period, the Executive is authorized to incur reasonable business expenses in carrying out his duties and responsibilities under the Agreement, and the Company or the relevant member of the Group shall promptly reimburse him for all such reasonable business expenses incurred in connection with carrying out the business of such member of the Group, subject to documentation in accordance with such member of the Group's policy.

                  10. Indemnification.
                      ----------------

                  To the fullest extent permitted by law and the Company's certificate of incorporation and by-laws, the Company shall promptly indemnify the Executive for all amounts (including, without limitation, judgments, fines, settlement payments, losses, damages, costs and expenses (including reasonable attorneys' fees)) incurred or paid by the Executive in connection with any action, proceeding, suit or investigation arising out of or relating to the performance by the Executive of services for (or acting as a fiduciary of any employee benefit plans, programs or arrangements of) the Company or other member of the Group, including as a director, officer or employee of the Company or other member of the Group. The Company also agrees to maintain a director's and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other executive officers. Notwithstanding any other provision of this Agreement, the provisions of this Paragraph 10 shall survive any termination or expiration of this Agreement.

                  11. Miscellaneous.
                      --------------

                  (a) This Agreement is intended to be performed in, and shall be construed and enforced in accordance with the laws of, the State of Kentucky without reference to principles of conflict of laws.

                  (b) Upon the Effective Date, this Agreement shall incorporate the complete understanding and agreement between the parties with respect to the subject matter hereof and supersede any and all other prior or contemporaneous agreements, written or oral, between the Executive and any member of the Group or any predecessor thereof with respect to such subject matter (including the Employment Arrangement), other than the Change-in-Control Agreement, of even date herewith, between the Company and the Executive (the "Change-in-Control Agreement"); provided, however, this Agreement shall not adversely affect the Executive's rights to the Option (as defined in the Employment Arrangement) or the Executive's rights to receive accrued amounts under the Employment Arrangement and no payment or benefit shall be made or provided hereunder if and to the extent such payment or benefit would be duplicative of a payment or benefit to which the Executive is then entitled under the Change-in-Control Agreement. No provision hereof may be modified or waived except by a written instrument duly executed by the Executive and the Company with the express approval of the Compensation Committee.

                  (c) Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration conducted in Cincinnati, Ohio under the Commercial Arbitration Rules then prevailing of the American Arbitration Association and such submission shall request the American Arbitration Association to: (i) appoint an arbitrator experienced and knowledgeable concerning the matter then in dispute; (ii) require the testimony to be transcribed; (iii) require the award to be accompanied by findings of fact and a statement of reasons for the decision; and (iv) request the matter to be handled by and in accordance with the expedited procedures provided for in the Commercial Arbitration Rules. The determination of the arbitrators, which shall be based upon a de novo interpretation of this Agreement, shall be final and binding and judgment may be entered on the arbitrators' award in any court having jurisdiction. All costs of the American Arbitration Association and the arbitrator shall be borne by the Company, unless the position advanced by the Executive is determined by the arbitrator to be frivolous in nature.

                  (d) The Executive acknowledges that before entering into this Agreement he has received a reasonable period of time to consider this Agreement and has had sufficient time and an opportunity to consult with any attorney or other advisor of his choice in connection with this Agreement and all matters contained herein, and that he has been advised to do so if he so chooses. The Executive further acknowledges that this Agreement and all terms hereof are fair, reasonable and are not the result of any fraud, duress, coercion, pressure or undue influence exercised by the Company, that he has approved and entered into this Agreement and all of the terms hereof on his own free will, and that no promises or representations have been made to him by any person to induce him to enter into this Agreement other than the express terms set forth herein.

                  (e) The Company shall be entitled to deduct and withhold from all compensation payable to the Executive pursuant to this Agreement all amounts required to be deducted and withheld therefrom pursuant to any present or future law, regulation or ordinance of the United States of America or any state or local jurisdiction therein or any foreign taxing jurisdiction.

                  (f) Paragraph headings are included in this Agreement for convenience of reference only and shall not affect the interpretation of the text hereof.

                  (g) Any and all notices, demands or other communications to be given or made hereunder shall be in writing and shall be deemed to have been fully given or made when personally delivered, or on the third business day after mailing from within the continental United States by registered mail, postage prepaid, addressed as follows:

                  If to the Company:
                  General Cable Corporation
                  4 Tesseneer Drive
                  Highland Heights, KY 41076
                  Attention: General Counsel

                  If to the Executive:
                  8124 Starting Gate Lane
                  Cincinnati, Ohio  45249

Either party may change the address to which any notices to it shall be sent by giving to the other party written notice of such change in conformity with the foregoing.

                  (h) This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which together shall constitute one and the same instrument.

                  (i) This Agreement may be assigned by the Company to, and shall inure to the benefit of, any successor to substantially all the assets and business of the Company as a going concern, whether by merger, consolidation or purchase of substantially all of the assets of the Company or otherwise, provided that such successor shall assume the Company's obligations under this Agreement. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                  (j) The Company shall be deemed to have performed its obligations to make payments or provide benefits to the Executive under this Agreement if it has caused a member of the Group to make such payments or provide such benefits.

                  IN WITNESS WHEREOF, each of the Company and the Executive has executed this Agreement this 18th day of October, 1999, to become effective on the Effective Date.

                                            GENERAL CABLE CORPORATION



                                            By: /s/ Robert J. Siverd
                                               ---------------------------



ACCEPTED AND AGREED TO
as of the date first written above



By: /s/ Christopher F. Virgulak
    ------------------------------
        Christopher F. Virgulak